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                                                           Exhibit 23(d)(13)(b)

                          AMENDMENT TO SCHEDULE A OF
                      SUB-INVESTMENT MANAGEMENT AGREEMENT

                      JEFFERSON PILOT VARIABLE FUND, INC.

   THIS AMENDMENT TO SCHEDULE A, made this 1st day of July, 2008, is between Lincoln Investment Advisors Corporation, a Tennessee corporation with offices at 1300 South Clinton Street, Fort Wayne, Indiana, 46802 ("Lincoln Investment Advisors") and Massachusetts Financial Services Company, ("MFS") a Delaware corporation with offices at 500 Boylston Street, Boston, MA 02116.

                                   Recitals

   1. Lincoln Investment Advisors currently serves as investment adviser to the Lincoln Variable Insurance Products Trust (the "Trust");

   2. Lincoln Investment Advisors has contracted with MFS to serve as sub-adviser to the LVIP MFS Value Fund (the "Fund") pursuant to an Investment Subadvisory Agreement dated April 30, 2007.

   3. The Trust and Lincoln Investment Advisors have received an exemptive order from the Securities and Exchange Commission permitting them to hire subadvisors and materially amend subadvisory agreements without shareholder approval;

   4. MFS and Lincoln Investment Advisors have agreed to reduce the sub-advisory fee on the Fund;

                                Representations

   A. MFS represents that it will not reduce the quality or quantity of its services to the Fund under the Agreement as a result of the reduced fee schedule contained in this Amendment, however, MFS makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Fund or that the Fund will perform comparably with any standard or index, including other clients of MFS.

   B. Lincoln Investment Advisors represents and warrants that: (i) it will not reduce the quality or quantity of its services to the Fund under the Agreement as a result of the reduced fee schedule contained in this Amendment;
(ii) approval of this revised fee schedule has been obtained from the Trust's Board of Directors at an in-person meeting held June 3, 2008; and (iii) the terms of this Amendment comply with the terms and conditions of the Exemptive Order.

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                                   Amendment

   Now therefore, for good and valuable consideration, receipt whereof is hereby acknowledged, the parties agree as follows:

   1. The Recitals are incorporated herein and made a part hereof.

   2. The Representations made herein are incorporated and made a part hereof.

   3. Schedule A shall be deleted and replaced with the attached amended Schedule A effective July 1, 2008, to reflect a reduction in the sub-advisory fee for the Fund paid by Lincoln Investment Advisors to MFS.

   4. The Agreement, as amended by This Amendment is ratified and confirmed.

   5. This Amendment may be executed in two or more counterparts which together shall constitute one instrument.

                                          LINCOLN INVESTMENT
                                          ADVISORS CORPORATION

ATTEST:  /s/ William P. Flory             BY:     /s/ Kevin J. Adamson
         -------------------------------          -----------------------------
TITLE:   Treasurer, Second Vice           TITLE:  Second Vice President
         President

                                          MASSACHUSETTS FINANCIAL
                                          SERVICES COMPANY

ATTEST:  /s/ Brian E. Langenford          BY:     /s/ Robert J. Manning
         -------------------------------          -----------------------------
TITLE:   Assistant Vice President         TITLE:  President

                                    Page 2

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                                  Schedule A

                         Investment Sub-Advisory Fees

                                             Annual Fee as A Percentage of
 Name of Portfolio                              Average Daily Net Assets
 -----------------                         ----------------------------------
 LVIP MFS Value Fund                       .375% of first 250 Million
 Massachusetts Financial Services Company  .35% of next 250 Million
                                           .325% over 500 Million